EXHIBIT 1.1

UNDERWRITING AGREEMENT

New York, New York

November 8, 2007

Morgan Joseph & Co. Inc.

600 Fifth Avenue, 19th Floor

New York, New York 10020-2302

Ladies and Gentlemen:

The undersigned, 2020 ChinaCap Acquirco, Inc., a Delaware corporation (the “Company”), hereby confirms its agreement with Morgan Joseph & Co. Inc. (“Morgan Joseph & Co.” and also referred to herein variously as “you,” or the “Representative”) and with the other underwriters named on Schedule I hereto for which Morgan Joseph & Co. is acting as Representative (the Representative and the other Underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1.	PURCHASE AND SALE OF SECURITIES.

1.1	FIRM SECURITIES.

1.1.1           PURCHASE OF FIRM UNITS. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Company, an aggregate of 7,500,000 units of the Company (the “Firm Units”), at a purchase price (net of discounts and commissions) of $7.44 per Firm Unit. The number of Firm Units that each Underwriter will purchase from the Company is set forth opposite its respective name on Schedule I attached hereto and made a part hereof. The Firm Units are to be offered initially to the public (the “Offering”) at the offering price of $8.00 per Firm Unit. Each Firm Unit consists of one share of the Company’s common stock, par value $.0001 per share (the “Common Stock”), and one warrant (the “Warrant(s)”). The shares of Common Stock and the Warrants included in the Firm Units will not be separately transferable until 90 days after the effective date (“Effective Date”) of the Registration Statement (as defined in Section 2.1.1 hereof) unless Morgan Joseph & Co. informs the Company of its decision to allow earlier separate trading, but in no event will Morgan Joseph & Co. allow separate trading until the Company has filed with the Securities and Exchange Commission a Current Report on Form 8-K that includes an audited balance sheet reflecting receipt by the Company of the proceeds of the Offering, including any proceeds the Company receives from the exercise of the Over-allotment Option (as defined in Section 1.2.1) if such option is exercised prior to filing of the Form 8-K. Each Warrant entitles its holder to exercise it to purchase one share of Common Stock for $5.25 during the period commencing on the later of the consummation by the Company of a “Business Combination” or one year from the Effective Date and terminating on the four-year anniversary of the Effective Date. “Business Combination” shall mean any merger, capital stock exchange, asset acquisition or other similar business combination consummated by the Company with an operating entity or entities that is either located in China, conducts operations in China or would benefit from establishing operations in China (as described more fully in the Registration Statement). “China” shall mean the People’s Republic of China as well as the Hong Kong Special Administrative Region and the Macau Special Administrative Region.

1.1.2

PAYMENT AND DELIVERY. Delivery and payment for the Firm Units shall be made at 10:00 a.m., New York time, on the fourth Business Day (as defined below) following the Effective Date or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Units are called the “Closing Date.” Payment for the Firm Units shall be made on the Closing Date at the Representative’s election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, payable as follows: $59,405,685 of the proceeds received by the Company for the Firm Units and the Insider Warrants, including $2,100,000 of the Deferred Fees

(as defined in Section 1.1.3 below) shall be deposited (or, with respect to the $2,265,000 of proceeds from the sale of the Insider Warrants, shall have been deposited on or prior to the date hereof) in the Trust Account established by the Company for the benefit of the public stockholders as described in the Registration Statement (“Trust Account”) pursuant to the terms of an Investment Management Trust Agreement (“Trust Agreement”) between the Company and LaSalle Bank National Association and the remaining proceeds shall be paid (subject to Section 3.12 hereof) to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Units (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full Business Days prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Units for delivery, at least one full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representative for all the Firm Units. “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

1.1.3 DEFERRAL OF A PORTION OF UNDERWRITERS’ DISCOUNT. On the Closing Date, Morgan Joseph & Co. agrees to deposit into the Trust Account a portion of the Underwriters’ discount equal to $0.28 per Unit in the Offering , including any Over-allotment Option (the “Deferred Fees”) until the earlier of the completion of a Business Combination or the liquidation of the Trust Account. Upon the consummation of a Business Combination, Morgan Joseph & Co. shall promptly receive the Deferred Fees, but only with respect to those units as to which the component shares have not been converted to cash by those stockholders who voted against the Business Combination and exercised their conversion rights. In the event the Company is unable to consummate a Business Combination and LaSalle Bank National Association, the trustee of the Trust Account, commences liquidation of the Trust, Morgan Joseph & Co. hereby agrees to the following: (i) to forfeit any rights or claims to the Deferred Fees; and (ii) that the Deferred Fees shall be distributed on a pro-rata basis among the holders of the Common Stock included in the Units sold in the Offering along with any interest accrued thereon, net of taxes.

1.2	OVER-ALLOTMENT OPTION.

1.2.1

OPTION UNITS. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Underwriters are hereby granted, severally and not jointly, an option to purchase up to an additional 1,125,000 units from the Company (“Over-allotment Option”). Such additional 1,125,000 units are hereinafter referred to as “Option Units.” The Firm Units and the Option Units are hereinafter collectively referred to as the “Units,” and the Units, the shares of Common Stock and the Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to collectively as the “Public Securities.”

The purchase price to be paid for the Option Units will be the same price per Option Unit as the price per Firm Unit set forth in Section 1.1.1 hereof.

1.2.2

EXERCISE OF OPTION. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within forty-five (45) days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representative, which must be confirmed in writing by overnight mail or facsimile transmission setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units (the “Option Closing Date”), which will not be later than five (5) full business days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the Representative or at such other place as shall be agreed upon by the Company and the Representative. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

1.2.3        PAYMENT AND DELIVERY. Payment for the Option Units shall be made on the Option Closing Date at the Representative’s election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, payable as follows: $7.44 per Option Unit shall be deposited in the Trust Account pursuant to the Trust Agreement upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Option Units (or through the facilities of DTC) for the account of the Underwriters. The certificates representing the Option Units to be delivered will be in such denominations and registered in such names as the Representative requests not less than two (2) full business days prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one full business day prior to such Closing Date.

1.3	REPRESENTATIVE’S PURCHASE OPTION.

1.3.1

PURCHASE OPTION. The Company hereby agrees to issue and sell to the Representative (and/or their designees) on the Effective Date an option (“Representative’s Purchase Option”) for the purchase of an aggregate of 550,000 units (“Representative’s Units”) for an aggregate purchase price of $100. Each of the Representative’s Units is identical to the Firm Units, including the warrants constituting the Units to purchase Common Stock (sometimes referred to as the “Representative’s Warrants). The Representative’s Purchase Option shall be exercisable, in whole or in part, commencing on the later of the consummation of a Business Combination and one year from the Effective Date and expiring on the fifth anniversary of the Effective Date at an exercise price per Representative’s Unit of $10.00, which is equal to 125 percent (125%) of the initial public offering price of a Unit, and may be exercised on a cashless basis. The Representative’s Purchase Option, the Representative’s Units, the

Representative’s Warrants and the shares of Common Stock issuable upon exercise of the Representative’s Warrants are hereinafter referred to collectively as the “Representative’s Securities.” The Public Securities and the Representative’s Securities are hereinafter referred to collectively as the “Securities.” The Representative understands and agrees that there are significant restrictions against transferring the Representative’s Purchase Option during the first year after the Effective Date, as set forth in Section 3 of the Representative’s Purchase Option.

1.3.2

PAYMENT AND DELIVERY. Delivery and payment for the Representative’s Purchase Option shall be made on the Closing Date. The Company shall deliver to the Underwriters, upon payment therefor, certificates for the Representative’s Purchase Option in the name or names and in such authorized denominations as the Representative may request.

1.4        PRIVATE PLACEMENT TO WIN WIDE. Win Wide International Ltd., a British Virgin Island International Business Company (“Win Wide”), and Surfmax Co-Investments II, LLC a Delaware limited liability company (“Surfmax II”) have purchased from the Company pursuant to the Warrant Purchase Agreement (as defined in Section 2.23 hereof) an aggregate of 2,265,000 warrants identical to the Warrants (the “Insider Warrants”) at a purchase price of $1.00 per Insider Warrant in a private placement occurring concurrently with the Closing (the “Private Placement”).

2.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Underwriters as follows:

2.1	FILING OF REGISTRATION STATEMENT.

2.1.1

PURSUANT TO THE ACT. The Company has filed with the Securities and Exchange Commission (“Commission”) a registration statement and an amendment or amendments thereto on Form S-1 (File No. 333-142255), including any Preliminary Prospectus, for the registration of the Public Securities under the Securities Act of 1933, as amended (“Act”), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (“Regulations”) of the Commission under the Act. The conditions for use of Form S-1 to register the Offering under the Act, as set forth in the general instructions to such Form, have been satisfied. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430A of the Regulations), is hereinafter called the “Registration Statement,” and the form of the final prospectus dated the Effective Date included in the Registration Statement (or, if applicable, the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Regulations), is hereinafter called the “Prospectus.” For purposes of this Agreement, “Time of Sale,” as used in the Act, means [4:30 p.m.] New York time, on the date of this Agreement. Prior to the Time of Sale, the Company prepared a preliminary prospectus, dated October 16, 2007, for distribution by the Underwriters (the “Preliminary Prospectus”). If the Company has filed, or is required pursuant to the terms hereof to file, a registration statement pursuant to Rule 462(b) under the Act registering additional Securities of any type (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Public Securities have been registered for public sale under the Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered for public sale under the Act with the filing of such Rule 462(b) Registration Statement. The Registration Statement has been declared effective by the Commission on the date hereof. If, subsequent to the date of this Agreement, the Company or the Representative has determined that at the Time of Sale the Preliminary Prospectus includes an untrue statement of a material fact or omitted a statement of material fact necessary to make the statements therein not misleading and have agreed to provide an opportunity to purchasers of the Firm Units to terminate their old purchase contracts and enter into new purchase contracts, then the Preliminary Prospectus will be deemed to include any additional information to purchasers at the time of entry into the first such new purchase contract.

2.1.2

PURSUANT TO THE EXCHANGE ACT. The Company has filed with the Commission a Form 8-A (File Number 000-                        ) providing for the registration under the Securities Exchange Act of 1934, as amended (“Exchange Act”), of the Units, the Common Stock and the Warrants. The registration of the Units, Common Stock and Warrants under the Exchange Act has been declared effective by the Commission on the date hereof.

2.2

NO STOP ORDERS, ETC. Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3	DISCLOSURES IN REGISTRATION STATEMENT.

2.3.1

10b-5 REPRESENTATION. At the time the Registration Statement became effective and at all times subsequent thereto up to the Closing Date and the Option Closing Date, if any, the Registration Statement, the Preliminary Prospectus and the Prospectus contains or will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations; neither the Registration Statement, the Preliminary Prospectus nor the Prospectus, nor any amendment or supplement thereto, on their respective dates, nor the Preliminary Prospectus as of the Time of Sale (or such subsequent Time of Sale pursuant to Section 2.1.1) does or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When the Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties made in this Section 2.3.1 do not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement, Preliminary Prospectus or Prospectus or any amendment thereof or supplement thereto.

2.3.2

DISCLOSURE OF AGREEMENTS. The agreements and documents described in the Registration Statement, the Preliminary Prospectus and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Preliminary Prospectus or Prospectus, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (such exceptions are referred to herein collectively as the “Enforceability Exceptions”), and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in breach or default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3

PRIOR SECURITIES TRANSACTIONS. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the Company’s formation, except as disclosed in the Registration Statement.

2.3.4

REGULATIONS. The disclosures in the Registration Statement and the Preliminary Prospectus concerning the effects of foreign, federal, state and local regulation on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.4	CHANGES AFTER DATES IN REGISTRATION STATEMENT.

2.4.1

NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company, (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement, and (iii) no member of the Company’s management has resigned from any position with the Company.

2.4.2

RECENT SECURITIES TRANSACTIONS, ETC. Subsequent to the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its equity securities.

2.5        INDEPENDENT ACCOUNTANTS. Grobstein, Horwath & Company (“Grobstein Horwath”), whose report is filed with the Commission as part of the Registration Statement, the Preliminary Prospectus and Prospectus, are independent accountants as required by the Act and the Regulations and a registered public accounting firm with the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity, the “PCAOB”). Grobstein Horwath has not, during the periods covered by the financial statements included in the Registration Statement, the Preliminary Prospectus or the Prospectus provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6        FINANCIAL STATEMENTS. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly present the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved and in accordance with the Regulations; and the supporting schedules included in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly the information required to be stated therein. The Registration Statement, the Preliminary Prospectus and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

2.7      AUTHORIZED CAPITAL; OPTIONS; ETC. The Company had at the date or dates indicated in the Preliminary Prospectus and Prospectus duly authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus. Based on the assumptions stated in the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Preliminary Prospectus and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued shares of Common Stock of the Company or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

2.8      VALID ISSUANCE OF SECURITIES; ETC.

2.8.1        OUTSTANDING SECURITIES. All issued and outstanding securities of the Company (including, without limitation, the Insider Warrants) have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Common Stock and Warrants conform in all material respects to the description thereof contained in the Registration Statement, the Preliminary Prospectus and the Prospectus. All offers and sales of any of the outstanding securities of the Company were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock, exempt from such registration requirements.

2.8.2         SECURITIES SOLD PURSUANT TO THIS AGREEMENT. The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Preliminary Prospectus and the Prospectus. When issued, the Representative’s Securities will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Representative’s Securities are enforceable against the Company in accordance with their respective terms, subject to the Enforceability Exceptions.

2.8.3        INSIDER WARRANTS. The Insider Warrants (as defined in Section 2.22.3 below) constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof, and such Insider Warrants are enforceable against the Company in accordance with their respective terms, subject to the Enforceability Exceptions. The Common Stock issuable upon exercise of the Insider Warrants have been reserved for issuance upon the exercise of the Insider Warrants and, when issued in accordance with the terms of the Insider Warrants, will be duly and validly authorized, validly issued, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders.

2.8.4        NO INTEGRATION. Other than with respect to the Insider Warrants, neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be or may be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Securities pursuant to the Registration Statement.

2.9      REGISTRATION RIGHTS OF THIRD PARTIES. Except as set forth in the Preliminary Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10      VALIDITY AND BINDING EFFECT OF AGREEMENTS. This Agreement, the Warrant Agreement (as defined in Section 2.21 hereof), the Trust Agreement, the Services Agreement (as defined in Section 3.7.2 hereof), the Escrow Agreement (as defined in Section 2.22.2 hereof) and the Warrant Purchase Agreement (as defined in Section 2.23 hereof) have been duly and validly authorized by the Company and constitute, and the Representative’s Purchase Option has been duly and validly authorized by the Company and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, subject to the Enforceability Exceptions.

2.11      NO CONFLICTS, ETC. The execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement, the Representative’s Purchase Option, the Trust Agreement, the Services Agreement, the Warrant Purchase Agreement and the Escrow Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party except pursuant to the Trust Agreement referred to in Section 2.24 hereof; (ii) result in any violation of the provisions of the Amended and Restated Certificate of Incorporation (the “Certificate”) or the Amended and Restated Bylaws of the Company (the “Bylaws”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.

2.12      NO DEFAULTS; VIOLATIONS. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Certificate or Bylaws or in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties, businesses or assets.

2.13      CORPORATE POWER; LICENSES; CONSENTS.

2.13.1    CONDUCT OF BUSINESS. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. The disclosures in the Registration Statement, the Preliminary Prospectus and the Prospectus concerning the effects of federal, state and local regulation on this offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.13.2    TRANSACTIONS CONTEMPLATED HEREIN. The Company has all corporate power and authority to enter into this Agreement, the Warrant Agreement, the Services Agreement, the Representative’s Purchase Option, the Trust Agreement, the Warrant Purchase Agreement and the Escrow Agreement and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals, licenses, certifications, permits and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery, of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement, the Services Agreement, the Representative’s Purchase Option, the Trust Agreement, the Warrant Purchase Agreement and the Escrow Agreement and as contemplated by the Registration Statement, the Preliminary Prospectus and the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations promulgated by the National Association of Securities Dealers, Inc. (“NASD”).

2.14      D&O QUESTIONNAIRES. To the best of the Company’s knowledge, all information contained in the questionnaires (“Questionnaires”) completed by each of the Company’s stockholders immediately prior to the Offering (“Initial Stockholders”) and provided to the Underwriters as an exhibit to his or her Insider Letter (as defined in Section 2.22.1) is true and correct and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Initial Stockholder to become inaccurate or incorrect.

2.15      LITIGATION; GOVERNMENTAL PROCEEDINGS. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the best of the Company’s knowledge, threatened against, or involving the Company or, to the best of the Company’s knowledge, any Initial Stockholder, which has not been disclosed in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Questionnaires.

2.16      GOOD STANDING. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company.

2.17      STOP ORDERS. The Commission has not issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or Prospectus or any part thereof and has not threatened to issue any such order.

2.18      TRANSACTIONS AFFECTING DISCLOSURE TO NASD.

2.18.1 FINDER’S FEES. There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Initial Stockholder with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the best of the Company’s knowledge, any Initial Stockholder that may affect the Underwriters’ compensation, as determined by the NASD.

2.18.2 PAYMENTS WITHIN SIX MONTHS. The Company has not made any direct or indirect payments (in cash, securities or otherwise) (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) to any NASD member or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the six (6) months prior to the Effective Date, other than payments to the Representative in connection with this Offering.

2.18.3 USE OF PROCEEDS. None of the net proceeds of the Offering or the Private Placement will be paid by the Company to any participating NASD member or its affiliates, except as specifically authorized herein and except as may be paid in connection with a Business Combination as contemplated by the Preliminary Prospectus and the Prospectus.

2.18.4 INITITAL STOCKHOLDERS’ NASD AFFILIATION. Based on the Questionnaires distributed to the Initial Stockholders, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any NASD member. The Company will advise the Representative and its counsel if it learns that any officer, director or owner of at least 5% of the Company’s outstanding Common Stock is or becomes an affiliate or associated person of an NASD member participating in the offering.

2.19      FOREIGN CORRUPT PRACTICES ACT. Neither the Company nor any of the Initial Stockholders or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

2.20      OFFICERS’ CERTIFICATE. Any certificate signed by any duly authorized officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.21      WARRANT AGREEMENT. The Company has entered into a warrant agreement with respect to the Warrants and the Representative’s Warrants with Continental Stock Transfer & Trust Company substantially in the form annexed as Exhibit 4.5 to the Registration Statement (the “Warrant Agreement”).

2.22      AGREEMENTS WITH INITIAL STOCKHOLDERS.

2.22.1 INSIDER LETTERS. The Company has caused to be duly executed legally binding and enforceable agreements (except as enforceability may be limited by the Enforceability Exceptions), the forms of which are annexed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.18 and 10.19 to the Registration Statement (“Insider Letters”), pursuant to which each of the Initial Stockholders of the Company agrees to certain matters, including but not limited to, certain matters described as being agreed to by them under the “Proposed Business” section of the Preliminary Prospectus and the Prospectus.

2.22.2 ESCROW AGREEMENT. The Company has caused the Initial Stockholders, Win Wide and Surfmax II to enter into an escrow agreement (“Escrow Agreement”) with LaSalle Bank National Association (the “Escrow Agent”) substantially in the form annexed as Exhibit 10.12 to the Registration Statement, whereby (i) the Common Stock owned by the Initial Stockholders (the “Initial Stockholders Shares”) will be held in escrow by the Escrow Agent, until six (6) months from the date of consummation of a Business Combination and (ii) the Insider Warrants will be held in escrow by the Escrow Agent until such time that the Company consummates a Business Combination; provided, however, that if the Escrow Agent is notified by the Company that the Company is being liquidated at any time during the applicable Escrow Period (as that term is defined in the Escrow Agreement), then immediately prior to the effectiveness of such liquidation, the Escrow Agent shall promptly return to the Company for cancellation the certificates representing the Initial Stockholders Shares and the Insider Warrants and the Company shall cancel such certificates. During such Escrow Period, the Initial Stockholders, Win Wide and Surfmax II shall be prohibited from selling or otherwise transferring the Initial Stockholders Shares or the Insider Warrants (except to spouses and children of Initial Stockholders and trusts established for their benefit and as otherwise set forth in the Escrow Agreement) but will retain the right to vote such shares. To the Company’s knowledge, the Escrow Agreement is enforceable against each of the Initial Stockholders, Win Wide and Surfmax II and will not, with or without the giving of notice or the lapse of time or both, result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, any agreement or instrument to which any of the Initial Stockholders is a party. The Escrow Agreement shall not be amended, modified or otherwise changed without the prior written consent of the Representative.

2.23    WARRANT PURCHASE AGREEMENT. Win Wide and Surfmax II have executed and delivered an agreement, annexed as Exhibit 10.16 of the Registration Statement (the “Warrant Purchase Agreement”), pursuant to which Win Wide and Surfmax II have purchased an aggregate of 2,265,000 Insider Warrants in the Private Placement intended to be exempt from registration under the Act under Section 4(2) of the Act at a purchase price of $1.00 per Insider Warrant. George Lu, the Chief Executive Officer and President of the Company, Yanmei May Yang, his spouse, and Jianming Yu, a director of the Company, collectively own approximately sixty-seven percent (67%) of the outstanding securities of Win Wide and George Lu, individually, is the managing member of Surfmax II and owns all of the outstanding membership interests of Surfmax II. Win Wide, Surfmax II and the Company have delivered executed copies of the Warrant Purchase Agreement and Win Wide and Surfmax II have delivered the purchase price on or before the Effective Date. Pursuant to the Warrant Purchase Agreement, (i) the $2,265,000 of proceeds from the sale of the Insider Warrants has been deposited by the Company in the Trust Account in accordance with the terms of the Trust Agreement on or prior to the Effective Date, and (ii) Win Wide and Surfmax II have waived any and all rights and claims that they may have to any proceeds, and any interest thereon, held in the Trust Account in respect of the Insider Warrants in the event that a Business Combination is not consummated and the Trust Account is liquidated in accordance with the terms of the Trust Agreement.

2.24    INVESTMENT MANAGEMENT TRUST AGREEMENT. The Company has entered into the Trust Agreement with LaSalle Bank National Association with respect to certain proceeds of the Offering substantially in the form annexed as Exhibit 10.11 to the Registration Statement.

2.25    COVENANTS NOT TO COMPETE. Other than as set forth in the Registration Statement, no Initial Stockholder, employee, officer or director of the Company is subject to any noncompetition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an Initial Stockholder, employee, officer and/or director of the Company.

2.26    INVESTMENTS. No more than 45% of the “Value” (as defined in Section 2(a)(41) of the Investment Company Act of 1940 (“Investment Company Act”)) of the

Company’s total assets (exclusive of “Government Securities” (as defined in Section 2(a)(16) of the Investment Company Act) consist of, and no more than 45% of the Company’s net income after taxes is derived from, securities other than the Government Securities.

2.27        SUBSIDIARIES. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

2.28        RELATED PARTY TRANSACTIONS. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Preliminary Prospectus and the Prospectus that have not been described as required.

2.29        PATRIOT ACT. The Company has not violated (i) the Bank Secrecy Act, as amended, (ii) the Money Laundering Control Act of 1986, as amended or (iii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (commonly known as the “USA Patriot Act”), and/or the rules and regulations promulgated under any such law, or any successor law.

3.	COVENANTS OF THE COMPANY. The Company covenants and agrees as follows:

3.1        AMENDMENTS TO REGISTRATION STATEMENT. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2        FEDERAL SECURITIES LAWS.

3.2.1    COMPLIANCE. During the time when a Prospectus is required to be delivered under the Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Sales Preliminary Prospectus or Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Sales Preliminary Prospectus or Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Preliminary Prospectus or the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2    FILING OF FINAL PROSPECTUS. The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3    EXCHANGE ACT REGISTRATION. The Company will use its best efforts to maintain the registration of the Public Securities under the provisions of the Exchange Act (except in connection with a going-private transaction) for a period of five (5) years from the Effective Date, or until the Company is required to be liquidated, if earlier or, in the case of the Warrants, until the Warrants expire and are no longer exercisable. The Company will not deregister the Units under the Exchange Act without the prior written consent of the Representative.

3.2.4    INELIGIBLE ISSUER. At the time of filing the Registration Statement and at the date hereof, the Company was and is an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company has not made and will not make any offer relating to the Public Securities that would constitute an “issuer free writing Prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing Prospectus,” as defined in Rule 405.

3.3        BLUE SKY FILINGS. Unless the Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market, the Company will endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Public Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction. The Company shall pay all filing fees in connection with the qualification of the Securities under the securities laws of such jurisdictions as the Representative may reasonably designate.

3.4        DELIVERY TO UNDERWRITERS OF PROSPECTUSES. The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, such number of copies of the Preliminary Prospectus and the Prospectus as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

3.5        EFFECTIVENESS AND EVENTS REQUIRING NOTICE TO THE REPRESENTATIVE. The Company will use its best efforts to cause the Registration Statement to remain effective and will notify the Representative immediately and confirm the notice in writing (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the

Registration Statement or Prospectus, (v) of the receipt of any comments or request for any additional information from the Commission, and (vi) of the happening of any event during the period described in Section 3.2.3 hereof that, in the judgment of the Company or its counsel, makes any statement of a material fact made in the Registration Statement, the Sales Preliminary Prospectus or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the Sales Preliminary Prospectus or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.6      REVIEW OF FINANCIAL STATEMENTS. Until the earlier of five years from the Effective Date or such time upon which the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing of quarterly financial information to stockholders.

3.7      AFFILIATED TRANSACTIONS.

3.7.1    BUSINESS COMBINATIONS. The Company will not consummate a Business Combination with any entity which is affiliated with any Initial Stockholder unless the Company obtains an opinion from an independent investment banking firm that is a member of the NASD that the Business Combination is fair to the Company’s stockholders from a financial perspective. No Initial Stockholder or any affiliate of such person shall receive any fees of any type (other than the reimbursement of ordinary and customary out-of-pocket expenses incurred on behalf of the Company) in connection with any Business Combination.

3.7.2    ADMINISTRATIVE SERVICES. The Company has entered into an agreement with Surfmax Corporation (the “Affiliate”) substantially in the form annexed as Exhibit 10.13 to the Registration Statement (the “Services Agreement”) pursuant to which the Affiliate will make available to the Company general and administrative services, including office space, utilities, administrative, technology and secretarial support, for the Company’s use for $7,500 per month.

3.7.3    COMPENSATION. Except as set forth above in this Section 3.7, the Company shall not pay any Initial Stockholder or any of their affiliates any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided that the Initial Stockholders shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

3.8        SECONDARY MARKET TRADING AND STANDARD & POOR’S. Unless the Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market on the Effective Date, the

Company shall apply with Standard & Poor’s to have information regarding the Company and the Securities included in the Standard & Poor’s Daily News and Corporation Records Corporate Descriptions for a period of five (5) years from consummation of a Business Combination. Promptly after the consummation of the Offering, the Company shall take such commercially reasonable steps as may be necessary to obtain a secondary market trading exemption for the Company’s securities in the State of California. Unless the Public Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market, the Company shall also take such other action as may be reasonably requested by the Representative to obtain a secondary market trading exemption in such other states as may be requested by the Representative.

3.9        FINANCIAL PUBLIC RELATIONS FIRM. Promptly after the execution of a definitive agreement for a Business Combination, the Company shall retain at its expense a financial public relations firm reasonably acceptable to Morgan Joseph & Co. for a term to be agreed on by the Company and Morgan Joseph & Co.

3.10      REPORTS TO THE REPRESENTATIVE.

3.10.1 PERIODIC REPORTS, ETC. For a period of five (5) years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company will furnish to Morgan Joseph & Co. (Attn: Tina Pappas) and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to Morgan Joseph & Co. (i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company, (iii) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, (iv) two (2) copies of each registration statement filed by the Company with the Commission under the Act, (v) a copy of monthly statements, if any, setting forth such information regarding the Company’s results of operations and financial position (including balance sheet, profit and loss statements and data regarding outstanding purchase orders) as is regularly prepared by management of the Company and (vi) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as Morgan Joseph & Co. may from time to time reasonably request. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to Morgan Joseph & Co. pursuant to this Section.

3.10.2 TRANSFER SHEETS. For a period of two (2) years following the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain Continental Stock Transfer & Trust Company or another transfer and warrant agent acceptable to the Representative (the “Transfer Agent”) and will furnish to the Underwriters at the Company’s sole cost and expense, for a period of one (1) year following the Effective Date, such transfer sheets of the Company’s securities as the Representative may request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC.

3.10.3 SECONDARY MARKET TRADING SURVEY. Until such time as the Public Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the American Stock Exchange or quoted on the NASDAQ National Market, or until such earlier time upon which the Company is required to be liquidated or five (5) years from the date hereof, the Company shall maintain its listing in Standard & Poor’s Daily News and Corporation Records Corporate Descriptions at its cost and expense and at the beginning of each fiscal quarter, shall provide the Representative with a written report of counsel detailing those states in which the Securities may be traded in non-issuer transactions under the Blue Sky laws of the fifty States (the “Secondary Market Trading Survey”).

3.10.4 TRADING REPORTS. During such time as any of the Securities are quoted on the NASD OTC Bulletin Board (or any successor trading market such as the Bulletin Board Exchange) or the Pink Sheets, LLC (or similar publisher of quotations) and no other automated quotation system, the Company shall provide to the Representative, at its expense, such reports published by the NASD or Pink Sheets, LLC relating to price trading of the Securities, as the Representative shall reasonably request.

3.11      DISQUALIFICATION OF FORM S-1. Until the earlier of seven (7) years from the date hereof or until the Warrants have expired and are no longer exercisable, the Company will not take any action or actions which may prevent or disqualify the Company’s use of Form S-1 (or other appropriate form) for the registration of the Warrants and the Representative’s Warrants under the Act (except in connection with a going-private transaction).

3.12      PAYMENT OF EXPENSES.

3.12.1 GENERAL EXPENSES RELATED TO THE OFFERING. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, the Sales Preliminary Prospectus, all other Preliminary and Final Prospectuses and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters, (ii) the printing, engraving, issuance and delivery of the Units, the shares of Common Stock and the Warrants included in the Units and the Representative’s Purchase Option, including any transfer or other taxes payable thereon, (iii) filing fees, costs and expenses (including disbursements for the Representative’s counsel) incurred in registering the Offering with the NASD and qualifying the Public Securities under state securities or Blue Sky laws or foreign securities laws, including the costs of printing and mailing the “Preliminary Blue Sky Memorandum” and all amendments and supplements thereto, fees and disbursements of counsel retained for such purpose, (iv) fees, costs and expenses incurred in listing the Company’s Securities on the American Stock Exchange, (v) fees and disbursements of the Transfer Agent and warrant agent, (vi) the Company’s expenses associated with “due diligence” and “road show” meetings arranged by the Representative, (vii) the preparation, binding and delivery of transaction closing books, in form and style reasonably satisfactory to the Representative and transaction lucite cubes or similar commemorative items in a style and quantity as reasonably requested by the Representative and (viii) all other costs and expenses customarily borne by an issuer incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3.12.1. The Company also agrees that, if requested by the Representative, it will engage and pay for an investigative search firm of the Representative’s choice to conduct an investigation of the principals of the Company as shall be mutually selected by the Representative and the Company. The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth in this Agreement to be paid by the Company to the Representative and others. If the Offering contemplated by this Agreement is not consummated for any reason whatsoever, then the Company shall reimburse the Underwriters in full for their actual out of pocket expenses, including, without limitation, legal fees and disbursements and road show and due diligence expenses (up to a maximum of $125,000).

3.12.2 EXPENSES RELATED TO BUSINESS COMBINATION. The Company further agrees that, in the event the Representative assists the Company in trying to obtain stockholder approval of a proposed Business Combination, the Company agrees to reimburse the Representative for all out-of-pocket expenses, including, but not limited to, road-show and due diligence expenses and fees and disbursements of counsel in connection with the review and preparation of solicitation materials.

3.13      APPLICATION OF NET PROCEEDS. The Company will apply the net proceeds from the Offering and Private Placement received by it in a manner consistent with the application described under the caption “Use Of Proceeds” in the Registration Statement, the Sales Preliminary Prospectus and the Prospectus.

3.14      DELIVERY OF EARNINGS STATEMENTS TO SECURITY HOLDERS. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the Effective Date, an earnings statement (which need not be certified by an independent registered public accounting firm unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve (12) consecutive months beginning after the Effective Date.

3.15      NOTICE TO NASD. In the event any person or entity (regardless of any NASD affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to the NASD and Morgan Joseph & Co. prior to the consummation of the Business Combination: (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter and related person” with respect to the Company’s initial public offering, as such term is defined in Rule 2710 of the NASD’s Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Combination.

3.16          STABILIZATION. Except with respect to the Insider Letters between the Company and with each of George Lu and Yanmei May Yang, Louis Koo, Yuxiao Zhang, Jianming Yu and Fame Mount Limited, William Hsu, William Sharp, Jun Lei, Donald Sull and 2020 Strategic Investments, LLC, Win Wide International Ltd. and Surfmax Co-Investments II, LLC, neither the Company nor, to its knowledge, any of its employees, directors or stockholders (without the consent of Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

3.17          INTERNAL CONTROLS. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.18          ACCOUNTANTS. Until the earlier of five (5) years from the Effective Date or such time at which the Company is required to be liquidated, the Company shall retain Grobstein Horwath or another independent registered public accounting firm registered with the PCAOB.

3.19          FORM 8-K. The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the financial statements of the Company as of the Closing Date (“Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the Offering. As soon as the Audited Financial Statements become available, the Company shall immediately file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Financial Statements. If the Over-allotment Option is exercised after the Company’s filing of such Form 8-K, then the Company will file an amendment to such Form 8-K or file a subsequent Form 8-K to provide updated financial information to reflect the proceeds from the exercise of the Over-allotment Option.

3.20          NASD. The Company shall advise the NASD if it is aware that any five percent (5%) or greater stockholder of the Company becomes an affiliate or associated person of an NASD member participating in the distribution of the Company’s Public Securities.

3.21          CORPORATE PROCEEDINGS. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction of counsel for the Underwriters.

3.22          INVESTMENT COMPANY. The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only in Government Securities with specific maturity dates as set forth in the Trust Agreement and disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

3.23          BUSINESS COMBINATION ANNOUNCEMENT. Within four (4) Business Days following the consummation by the Company of a Business Combination, the Company shall cause an announcement (“Business Combination Announcement”) to be placed, at its cost, in The Wall Street Journal, The New York Times and a third publication to be selected by the Representative announcing the consummation of the Business Combination and indicating that the Representative was the managing underwriter in the Offering. The Company shall supply the Representative with a draft of the Business Combination Announcement and provide the Representative with a reasonable opportunity to comment thereon. The Company will not place the Business Combination Announcement without the final approval of the Representative, which approval will not be unreasonably withheld.

3.24          AMENDMENTS TO CERTIFICATE. (i) The Company covenants and agrees that prior to its initial Business Combination it will not seek to amend or modify any of the following provisions of Article Fifth and Article Sixth of the Certificate:

“FIFTH:        The Corporation’s existence shall terminate on the Termination Date (defined in Article Sixth below). This Article Fifth may not be amended without the affirmative vote of at least 95% of the IPO Shares (defined in Article Sixth below) outstanding, unless such amendment is in connection with, and becomes effective upon, the consummation of a Business Combination (defined in Article Sixth below). A proposal to so amend this Article Fifth shall be submitted to stockholders in connection with any proposed Business Combination pursuant to Article Sixth below.

SIXTH:        The provisions of this Article Sixth shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any Business Combination (defined below), and may not be amended during the Target Business Acquisition Period (defined below) without the affirmative vote of at least 95% of the IPO Shares (defined below) outstanding. A “Business Combination” shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of an operating business or businesses having collectively a fair market value (calculated in accordance with the requirements set forth below) of at least eighty percent (80%) of the Corporation’s net assets at the time of the acquisition (provided that any acquisition of multiple operating businesses shall occur contemporaneously with one another) which (i) is located in the People’s Republic of China, the Hong Kong Special Administrative Region or the Macau Special Administrative Region (collectively, “China”); (ii) has its principal operations located in China, or, (iii) in the view of the Board of Directors of the Corporation, would benefit from establishing operations in China (“Target Business”). For purposes of this Article Sixth, fair market value shall be determined by the Board of Directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow, and book value. If the Board of Directors is not able to independently determine that the target business has a sufficient fair market value, the Corporation will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. The “Target Business Acquisition Period” shall mean the period from the effectiveness of the registration statement filed in connection with the Corporation’s initial public offering (“IPO”) up to and including the first to occur of (a) a Business Combination or (b) the Termination Date. The “Termination Date” shall mean the date that is twenty-four (24) months after the date on which the registration statement on Form S-1 filed with the Securities and Exchange Commission with respect to the Corporation’s IPO (the “Registration Statement”) becomes effective.

A.          Immediately after the Corporation’s IPO, the amount of the net offering proceeds received by the Corporation in the IPO (including the proceeds of any exercise of the underwriter’s over-allotment option) which are specified in the Corporation’s Registration Statement shall be deposited in the trust account established by the Corporation at the consummation of its IPO (the “Trust Account”). Neither the Corporation nor any director, officer or employee of the Corporation shall disburse any of the proceeds held in the Trust Account until the earlier of (i) a Business Combination and (ii) the Termination Date, in each case in accordance with the terms of the investment management trust agreement governing the Trust Account; provided, however, that (x) up to the amount of interest earned on the Trust Account set forth in the Registration Statement may be released to the Corporation to cover operating expenses, and (y) the Corporation shall be entitled to withdraw such amounts from the Trust Account as required to pay taxes on the interest earned on the Trust Account.

B.          Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the GCL. In the event that a majority of the IPO Shares cast at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided, however, that the Corporation shall not consummate any Business Combination if the holders of thirty percent (30%) or more of the IPO Shares exercise their conversion rights described in paragraph C below. Unless and until the Corporation has consummated a Business Combination as permitted under this Article Sixth, the Corporation may not consummate any other business combination, whether by merger, capital stock exchange, stock purchase, asset acquisition or otherwise; provided, however, that nothing in this paragraph B shall be deemed to prohibit the Corporation from entering into a merger, stock exchange or similar transaction for the purpose of changing the jurisdiction of organization of the Corporation solely for the purpose of effecting a Business Combination, provided that (i) any such merger, stock exchange or similar transaction shall be submitted for stockholder approval in connection with such Business Combination, and (ii) after the consummation of such a merger, stock exchange or similar transaction (but prior to such Business Combination) the holders of the Corporation’s equity securities immediately prior to such merger, stock exchange or similar transaction shall own the equity securities of the resulting entity in the same proportions as they owned in the Corporation immediately prior to such merger, stock exchange or similar transaction.

C.          In the event that a Business Combination is approved in accordance with the above paragraph B and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock issued in the IPO (“IPO Shares”) who voted against the

Business Combination may, contemporaneously with such vote, demand that the Corporation convert his IPO Shares into cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, convert such shares into cash at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Account, inclusive of any interest thereon (net of any taxes), calculated as of two business days prior to the consummation of the Business Combination, by (ii) the total number of IPO Shares. In no event shall the holders of any shares of the Corporation’s common stock issued prior to the Corporation’s IPO be entitled to convert any shares of common stock acquired by such holder prior to, on or after the IPO into cash pursuant to this paragraph C.

D.          A holder of IPO Shares shall be entitled to receive distributions from the Trust Account only in the event of a liquidation of the Trust Account or in the event he demands conversion of his shares in accordance with paragraph C above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Account.

E.          If the Corporation does not consummate a Business Combination prior to the Termination Date, then (i) notwithstanding anything contained herein to the contrary, the purposes of the Corporation shall automatically, with no action required by the Board of Directors or the stockholders, on and after the Termination Date be limited to effecting and implementing the dissolution and liquidation of the Corporation and taking any other actions expressly required to be taken herein on or after the Termination Date, and the Corporation’s powers shall thereupon be limited to those set forth in Section 278 of the GCL and as otherwise may be necessary to implement the limited purposes of the Corporation as provided herein and (ii) the officers of the Corporation shall take all such actions necessary to dissolve and liquidate the Corporation as soon as reasonably practicable. In the event that the Trust Account is liquidated in connection with the dissolution of the Corporation pursuant to the terms of the Investment Management Trust Agreement governing the Trust Account, only the holders of IPO Shares shall be entitled to receive liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation.”

(ii)          The Company acknowledges that the purchasers of the Public Securities in the Offering shall be deemed to be third party beneficiaries of this Agreement and specifically, this section 3.24.

(iii)          The Representative specifically advises the Company that it will not waive this Section 3.24 under any circumstances.

3.25          COLORADO TRUST FILING. In the event the Securities are registered in the State of Colorado, the Company will cause a Colorado Form ES to be filed with the Commissioner of the State of Colorado no less than 10 days prior to the distribution of the Trust Fund in connection with a Business Combination and will do all things necessary to comply with Section 11-51-302 and Rule 51-3.4 of the Colorado Securities Act.

3.26          PRIVATE PLACEMENT PROCEEDS. Prior to the Effective Date and execution of this Agreement, the Company shall deposit $2,265,000 of the proceeds from the Private

Placement in the Trust Account and shall provide Morgan Joseph & Co. with evidence of the same.

4.      CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1      REGULATORY MATTERS.

4.1.1    EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have become effective not later than 4:30 p.m., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for such purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Ungaretti & Harris LLP, counsel to the Underwriters (“U&H”).

4.1.2    NASD CLEARANCE. By the Effective Date, the Representative shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3    NO BLUE SKY STOP ORDERS. No order suspending the sale of the Units in any jurisdiction designated by you pursuant to Section 3.3 hereof shall have been issued on either the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

4.2    COMPANY COUNSEL MATTERS.

4.2.1    CLOSING DATE AND OPTION CLOSING DATE OPINION OF COUNSEL. On the Closing Date and the Option Closing Date, if any, the Representative shall have received the favorable opinion of Seyfarth Shaw LLP, counsel to the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representative and in form and substance satisfactory to U&H, that:

(i)      The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company.

(ii)          All issued and outstanding securities of the Company (including, without limitation, the Insider Warrants) have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof are not subject to personal liability solely by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any stockholder of the Company arising by operation of law or under the Certificate or Bylaws of the Company. The offers and sales of the outstanding Common Stock were at all relevant times either registered under the Act and all applicable state securities or Blue Sky laws or exempt from such registration requirements. The authorized and outstanding capital stock of the Company is as set forth in the Prospectus.

(iii)          The Securities have been duly authorized and are validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders. The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company arising by operation of law or under the Certificate or Bylaws of the Company. When issued, the Representative’s Purchase Option, the Representative’s Warrants and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and such Warrants, the Representative’s Purchase Option, and the Representative’s Warrants, when issued, in each case, are enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The certificates representing the Securities are in due and proper form.

(iv)          The Insider Warrants constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby, and such Insider Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. A sufficient number of shares of Common Stock have been reserved for issuance upon exercise of the Insider Warrants. The Common Stock underlying the Insider Warrants will, upon exercise of the Warrants and payment of the exercise price thereof, be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to preemptive or, to such counsel’s knowledge, similar rights that entitle or will entitle any person to acquire any Securities from the Company upon issuance thereof.

(v)          This Agreement, the Warrant Agreement, the Services Agreement, the Trust Agreement, the Escrow Agreement and the Warrant Purchase Agreement have each been duly and validly authorized and, when executed and delivered by the Company, constitute, and the

Representative’s Purchase Option has been duly and validly authorized by the Company and, when executed and delivered, will constitute, the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification or contribution provisions may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor, may be brought.

(vi)          The execution, delivery and performance of this Agreement, the Warrant Agreement, the Representative’s Purchase Option, the Escrow Agreement, the Trust Agreement, the Warrant Purchase Agreement and the Services Agreement and compliance by the Company with the terms and provisions thereof and the consummation of the transactions contemplated thereby, and the issuance and sale of the Securities, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any mortgage, deed of trust, note, indenture, loan, contract, commitment or other agreement or instrument filed as an exhibit to the Registration Statement, (b) result in any violation of the provisions of the Certificate or the Bylaws of the Company, or (c) violate any United States statute or any judgment, order or decree, rule or regulation applicable to the Company of any court, United States federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, its properties or assets.

(vii)          The Registration Statement, the Preliminary Prospectus and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements included therein, as to which no opinion need be rendered) each as of their respective dates appeared on their face to comply as to form in all material respects with the requirements of the Act and Regulations. The Securities and all other securities issued or issuable by the Company conform in all material respects to the description thereof contained in the Registration Statement, Preliminary Prospectus and the Prospectus. The descriptions in the Registration Statement, Preliminary Prospectus and in the Prospectus, insofar as such statements constitute a summary of United States statutes, legal matters, contracts, documents or proceedings referred to therein, fairly present in all material respects the information required to be shown with respect to such United States statutes, legal matters, contracts, documents and proceedings, and such counsel does not know of any United States statutes or legal or governmental proceedings required to be described in the Prospectus that are not described in the Registration Statement, Preliminary Prospectus or the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

(viii)          The Registration Statement is effective under the Act. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act or applicable state securities laws.

(ix)      There is no action, suit or proceeding before or by any court of governmental agency or body, domestic or foreign, now pending or, to such counsels’ knowledge, threatened against the Company that is required to be described in the Registration Statement.

The opinion of counsel shall further include a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, the Underwriters and the independent registered public accounting firm of the Company, at which conferences the contents of the Registration Statement, the Preliminary Prospectus and the Prospectus contained therein and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus and the Prospectus contained therein (except as otherwise set forth in the foregoing opinion), solely on the basis of the foregoing without independent check and verification, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement, or any amendment thereto, at the time the Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus or any amendment or supplement thereto, at the time they were filed pursuant to Rule 424(b) or at the date of such counsel’s opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no opinion with respect to the financial information and statistical data and information included in the Registration Statement, the Preliminary Prospectus or the Prospectus).

4.2.2    RELIANCE. In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to U&H) of other counsel reasonably acceptable to U&H, familiar with the applicable laws, and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Underwriters’ counsel if requested. The opinion of counsel for the Company and any opinion relied upon by such counsel for the Company shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

4.3      COMFORT LETTER. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a letter, addressed to the Representative and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to U&H from Grobstein Horwath dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

(i)          Confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in any Preliminary Prospectuses and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

(ii)          Stating that, in their opinion, the financial statements of the Company included in the Registration Statement, the Preliminary Prospectus and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

(iii)          Stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that: (a) the unaudited financial statements of the Company included in the Registration Statement, the Preliminary Prospectus and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, the Preliminary Prospectus and Prospectus; (b) at a date not later than five (5) days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders’ equity of the Company as compared with amounts shown in the August 31, 2007 balance sheet included in the Registration Statement, the Preliminary Prospectus and the Prospectus other than as set forth in or contemplated by the Registration Statement, the Preliminary Prospectus and the Prospectus or, if there was any decrease, setting forth the amount of such decrease; and (c) during the period from August 31, 2007 to a specified date not later than five (5) days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Common Stock, other than as set forth in or contemplated by the Registration Statement, the Preliminary Prospectus and Prospectus or, if there was any such decrease, setting forth the amount of such decrease;

(iv)          Setting forth, at a date not later than five (5) days prior to the Effective Date, the amount of liabilities of the Company (including a breakdown of commercial papers and notes payable to banks);

(v)          Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Registration Statement, the Preliminary Prospectus and Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

(vi)        Stating that they have not, since the Company incorporation, provided the Company with any written communication in accordance with either Statement on Auditing Standards No. 60 “Communication of Internal Control Related Matters Noted in an Audit” or Statement of Auditing Standards No. 112 “Communicating Internal Control Related Matters Identified in an Audit”; and

(vii)          Statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

4.4      OFFICERS’ CERTIFICATES.

4.4.1        OFFICERS’ CERTIFICATE. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chairman of the Board or the President and the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

4.4.2        SECRETARY’S CERTIFICATE. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying (i) that the Bylaws and Certificate of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the Offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the officers of the Company and authenticity of their signatures. The documents referred to in such certificate shall be attached to such certificate.

4.5      NO MATERIAL CHANGES. Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Preliminary Prospectus and Prospectus, (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Initial Stockholder before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the Preliminary Prospectus and Prospectus, (iii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission, and (iv) the Registration Statement, the Preliminary Prospectus and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement, the Preliminary Prospectus nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6      DELIVERY OF AGREEMENTS.

4.6.1 EFFECTIVE DATE DELIVERIES. On the Effective Date, the Company shall have delivered to the Representative executed copies of the Escrow Agreement, the Trust Agreement, the Warrant Agreement, the Services Agreement, the Warrant Purchase Agreement and all of the Insider Letters.

4.6.2 CLOSING DATE DELIVERIES. On the Closing Date, the Company shall have delivered to the Representative executed copies of the Representative’s Purchase Option.

4.7      OPINION OF COUNSEL FOR THE UNDERWRITERS. All proceedings taken in connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to U&H and you shall have received from such counsel a favorable opinion, dated the Closing Date and the Option Closing Date, if any, with respect to such of these proceedings as you may reasonably require. On or prior to the Effective Date, the Closing Date and the Option Closing Date, as the case may be, U&H shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 4.7, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

4.8      SECONDARY MARKET TRADING SURVEY. On the Closing Date, the Representative shall have received the Secondary Market Trading Survey.

5.	INDEMNIFICATION.

5.1	INDEMNIFICATION OF THE UNDERWRITERS.

5.1.1      GENERAL. The Company agrees to indemnify and hold harmless each of the Underwriters, and each dealer selected by you that participates in the offer and sale of the

Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (a “Controlling Person”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act (each an “Indemnified Party” and collectively, the “Indemnified Parties”), against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise, regardless of whether or not any Indemnified Party is named a party thereto) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any breach by the Company of its representations or warranties contained in this Agreement, or any untrue statement or alleged untrue statement of a material fact contained in:

(a)        the Preliminary Prospectus, the Registration Statement or the Prospectus (as each may be amended and supplemented from time to time);

(b)        any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically);

(c)        any application or other document or written communication (in this Section 5 collectively referred to as an “Application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the American Stock Exchange or any other securities exchange; or

(d)        any post effective amendments to the Preliminary Prospectus, Registration Statement or the Prospectus or new registration statement or prospectus filed by the Company with the Commission any state securities commission or agency, the American Stock Exchange or any other securities exchange in which is included any of the Securities;

or the omission or alleged omission from any document referred to in Section 5.1.1(a), (b), (c) or (d) of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in strict conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in the Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be.

The Company agrees to promptly notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with the Registration Statement or Prospectus.

5.1.2        PROCEDURE. If any action is brought against an Indemnified Party in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Indemnified Party shall promptly notify the Company in writing of the institution of such action (provided that the failure to give such notice shall not relieve the Company of its obligations pursuant to this Agreement unless and only to the extent such failure to give notice results in the loss or compromise of any material rights or defenses or the Indemnifying Party, as determined by a court of competent jurisdiction in a final judgment no longer subject to appeal or review) and the Company shall assume the defense of such action, including the employment and fees of counsel approved by such Indemnified Party and payment of actual expenses. Such Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel acceptable to the Indemnified Party to have charge of the defense of such action, or (iii) such Indemnified Party or Indemnified Parties shall have concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the Indemnified Party or Indemnified Parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys (in addition to local counsel in any applicable jurisdictions) selected by the Indemnified Party shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Company shall assume the defense of such action as provided above, the Underwriter, Selected Dealer or Controlling Person shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.2      INDEMNIFICATION OF THE COMPANY. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions made in the Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on the Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.

5.3      CONTRIBUTION.

5.3.1        CONTRIBUTION RIGHTS. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by this Section 5 incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company shall be responsible for the balance; provided, however, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect the relative fault of the Company and the Underwriters in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 5.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

5.3.2        CONTRIBUTION PROCEDURE. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (a “Contributing Party”), notify the Contributing Party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen (15) days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available. The Underwriters’ obligations to contribute pursuant to this Section 5.3 are several and not joint.

6.	DEFAULT BY AN UNDERWRITER.

6.1        DEFAULT NOT EXCEEDING 10% OF FIRM UNITS OR OPTION UNITS. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or the Option Units, if the Over-Allotment option is exercised, hereunder, and if the number of the Firm Units or Option Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units or Option Units that all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2        DEFAULT EXCEEDING 10% OF FIRM UNITS OR OPTION UNITS. In the event that the default addressed in Section 6.1 above relates to more than 10% of the Firm Units or Option Units, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Units or Option Units to which such default relates on the terms contained herein. If within one (1) Business Day after such default relating to more than 10% of the Firm Units or Option Units you do not arrange for the purchase of such Firm Units or Option Units, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to you to purchase said Firm Units or Option Units on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Units or Option Units to which a default relates as provided in this Section 6, this Agreement may be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3.12 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Units, this Agreement will not terminate as to the Firm Units; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

6.3        POSTPONEMENT OF CLOSING DATE. In the event that the Firm Units or Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Preliminary Prospectus or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement, the Preliminary Prospectus or the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7.	ADDITIONAL COVENANTS.

7.1    ADDITIONAL SHARES OR OPTIONS. The Company hereby agrees that until the consummation of a Business Combination, it shall not issue any shares of Common Stock or any options or other securities convertible or exercisable or exchangeable into Common Stock, or any shares of preferred stock which participate or may participate in any manner in the Trust Account or which vote as a class with the Common Stock on a Business Combination.

7.2        TRUST ACCOUNT WAIVER ACKNOWLEDGMENT. The Company hereby agrees that it will not commence its due diligence investigation of any operating business which the Company seeks to acquire (“Target Business”) or obtain the services of any vendor unless and until such Target Business or vendor acknowledges in writing, whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that (a) it has read the Prospectus and understands that the Company has established the Trust Account, initially in an amount of $59,405,685 for the benefit of the public stockholders and that, except for a portion of the interest earned (net of taxes) on the amount held in the Trust Account, the Company may disburse monies from the Trust Account only (i) to the public stockholders in the event of the conversion of their shares or the dissolution and liquidation of the Trust Account as part of the Company’s plan of dissolution and liquidation or (ii) to the Company after, or concurrently with, the consummation of a Business Combination and (b) for and in consideration of the Company (1) agreeing to evaluate such Target Business for purposes of consummating a Business Combination with it or (2) agreeing to engage the services of the vendor, as the case may be, such Target Business or vendor agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (a “Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The foregoing letters shall substantially be in the form attached hereto as Exhibits A and B, respectively.

7.3        AMENDMENTS TO INSIDER LETTERS, WARRANT PURCHASE AGREEMENT, TRUST ACCOUNT. The Company shall not take any action or omit to take any action which would cause a breach of any of the Insider Letters executed between each Initial Stockholder and Morgan Joseph & Co. and will not allow any amendments to, or waivers of, such Insider Letters, the Warrant Purchase Agreement or the Trust Account without the prior written consent of Morgan Joseph & Co.

7.4        CERTIFICATE OF INCORPORATION AND BYLAWS. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Certificate or Bylaws. Except as set forth in Section 3.24, prior to the consummation of a Business Combination, the Company will not amend its Certificate without the prior written consent of Morgan Joseph & Co.

7.5        PROXY AND OTHER INFORMATION. The Company shall provide to the Representative’s counsel ten (10) copies of all proxy information and all related material filed with the Commission in connection with a Business Combination concurrently with such filing with the Commission. In addition, the Company shall furnish to any state in which its IPO was registered, such information as may be requested by such state.

7.6    ACQUISITION/LIQUIDATION PROCEDURE.

7.6.1        GENERAL PROCEDURE. The Company agrees: (i) that, prior to the consummation of any Business Combination, it will submit such transaction to the Company’s stockholders for their approval (“Business Combination Vote”) even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and (ii) that, in the event that the Company does not effect a Business Combination within twenty-four (24) months from the consummation of this Offering (the “Termination Date”), then (unless Article Fifth and Article Sixth of the Certificate are amended to provide otherwise by the affirmative vote of at least ninety-five percent (95%) of the IPO Shares (as defined below)) the corporate existence of the Company will cease, except for the purpose of winding up its affairs and liquidating. If the Company does not consummate a Business Combination by the Termination Date and Article Fifth and Article Sixth of the Certificate are not so amended to provide otherwise, then the Company and the Initial Stockholders shall take all action necessary to dissolve and liquidate the Company by distributing to all holders of IPO Shares, in proportion to their respective equity interests, in the manner described in the Preliminary Prospectus and the Prospectus as soon as reasonably practicable and subject to the requirements of the laws of the State of Delaware, an aggregate sum equal to the Company’s “Liquidation Value”. The Company’s “Liquidation Value” means: (i) all of the principal and accrued interest contained within the Trust Account, less any amounts previously distributed to the Company out of the interest earned on the Trust Account pursuant to the terms of the Trust Agreement (after payment of, or provision for, applicable taxes and claims of creditors) plus (ii) all cash and other liquid assets (which shall be reduced to cash as part of the Company’s winding up) then held by the Company outside of the Trust Account, all as distributed in amounts to the holders as determined by LaSalle Bank National Association, as trustee of the Trust Account. Only holders of IPO Shares shall be entitled to receive liquidating distributions and the Company shall pay no liquidating distributions with respect to any other shares of capital stock of the Company.

    7.6.2     VOTING. With respect to any vote for any plan of dissolution and liquidation recommended by the Company’s Board of Directors, the Initial Stockholders shall vote all shares of Common Stock owned by them (including any shares purchased after the Offering) in favor of such plan of dissolution and liquidation. With respect to the Business Combination Vote, the Company shall cause all of the Initial Stockholders to vote the shares of Common Stock owned by them immediately prior to this Offering in accordance with the vote of the holders of a majority of the IPO Shares present, in person or by proxy, at a meeting of the Company’s stockholders called for such purpose. At the time the Company seeks approval of any potential Business Combination, the Company will offer each holder of Common Stock issued in this Offering (“IPO Shares”) the right to convert their IPO Shares at a per share price (“Conversion Price”) equal to the amount in the Trust Account (inclusive of any interest income therein) calculated as of two (2) Business Days prior to the consummation of the proposed Business Combination divided by the total number of IPO Shares. If holders of less than 30% in interest of the Company’s IPO Shares which vote against the Business Combination elect to convert their IPO Shares, the Company may, but will not be required to, proceed with such Business Combination. If the Company elects to so proceed, it will convert shares, based upon the Conversion Price, from those holders of IPO Shares who affirmatively requested such conversion and who voted against the Business Combination. If holders of 30% or more in interest of the IPO Shares who vote against approval of any potential Business Combination elect to convert their IPO Shares, the Company will not proceed with such Business Combination and will not convert such shares.

7.6.3 [RESERVED].

7.7        RULE 419. The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including but not limited to using its best efforts to prevent any of the

Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

7.8        AFFILIATED TRANSACTIONS. The Company shall cause each of the Initial Stockholders to agree that, in order to minimize potential conflicts of interest which may arise from multiple affiliations, the Initial Stockholders will present to the Company for its consideration, prior to presentation to any other person or company, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the Initial Stockholders cease to be an officer or director of the Company, subject to any pre-existing fiduciary and contractual obligations the Initial Stockholders might have.

7.9        TARGET NET ASSETS. The Company agrees that any Target Business that it acquires must have a fair market value equal to at least 80% of the Company’s net assets (all of the Company’s assets, including the funds held in the Trust Account, less the Company’s liabilities) at the time of such acquisition. The fair market value of such business must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If the Board of Directors of the Company is not able to independently determine that the target business has a fair market value of at least 80% of the Company’s net assets held in trust at the time of such acquisition, or if the Target Business is affiliated with any of the Initial Stockholders, the Company will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the NASD with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion from an investment banking firm as to the fair market value if the Company’s Board of Directors independently determines that the Target Business does have sufficient fair market value.

8.        REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates and such representations, warranties and agreements of the Underwriters and Company, including the indemnification provisions contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any Controlling Person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

9.	EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION THEREOF.

9.1        EFFECTIVE DATE. This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

9.2         TERMINATION. You shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Stock Market or on the NASD OTC Bulletin Board (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the New York Stock Exchange, the American Stock Exchange, NASDAQ Stock Market or on the NASD OTC Bulletin Board (or successor trading market) or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new military confrontation or an increase in major hostilities, whether or not related to a new military confrontation, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Units, or (vii) if any of the Company’s representations, warranties or covenants hereunder are breached, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions, including without limitation as a result of terrorist activities after the date hereof, as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Securities or to enforce contracts made by the Underwriters for the sale of the Securities.

9.3        EXPENSES. In the event that this Agreement shall not be carried out for any reason whatsoever within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the out of pocket expenses related to the transactions contemplated herein shall be governed by Section 3.12 hereof.

9.4        INDEMNIFICATION. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

10.	MISCELLANEOUS.

10.1          Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed by US first class mail or delivered by courier and shall be deemed five (5) Business Days after deposited in the mail or when delivered if sent by courier to the following addresses:

If to the Representative:

Morgan Joseph & Co. Inc.

600 Fifth Avenue, 19th Floor

New York, New York 10020

Attn: Tina Pappas

Copy to:

Ungaretti & Harris LLP

70 West Madison Street, Suite 3500

Chicago, Illinois 60602

Attn: Gary I. Levenstein, Esq.

If to the Company:

2020 ChinaCap Acquirco, Inc.

c/o Surfmax Corporation

221 Boston Post Road East

Marlborough, MA 01752

Attn: G. George Lu

Copy to:

Seyfarth Shaw LLP

131 South Dearborn Street, Suite 2400

Chicago, Illinois 60603

Attn: Michel Feldman

or to such other address or addresses as may hereafter be specified by notice given by any of the above to the others.

10.2        HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

10.3        AMENDMENT. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

10.4          ENTIRE AGREEMENT. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.5          BINDING EFFECT. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the Controlling Persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said Controlling Persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Securities from any of the Underwriters.

10.6          GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. THE COMPANY HEREBY AGREES THAT ANY ACTION, PROCEEDING OR CLAIM AGAINST IT ARISING OUT OF, OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE BROUGHT AND ENFORCED IN THE COURTS OF THE STATE OF NEW YORK OR THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND IRREVOCABLY SUBMITS TO SUCH JURISDICTION, WHICH JURISDICTION SHALL BE EXCLUSIVE. THE COMPANY HEREBY WAIVES ANY OBJECTION TO SUCH EXCLUSIVE JURISDICTION AND THAT SUCH COURTS REPRESENT AN INCONVENIENT FORUM. ANY SUCH PROCESS OR SUMMONS TO BE SERVED UPON THE COMPANY MAY BE SERVED BY TRANSMITTING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, ADDRESSED TO IT AT THE ADDRESS SET FORTH IN SECTION 10.1 HEREOF. SUCH MAILING SHALL BE DEEMED PERSONAL SERVICE AND SHALL BE LEGAL AND BINDING UPON THE COMPANY IN ANY ACTION, PROCEEDING OR CLAIM. THE COMPANY AGREES THAT THE PREVAILING PARTY(IES) IN ANY SUCH ACTION SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY(IES) ALL OF ITS REASONABLE ATTORNEYS’ FEES AND EXPENSES RELATING TO SUCH ACTION OR PROCEEDING AND/OR INCURRED IN CONNECTION WITH THE PREPARATION THEREFOR.

10.7          EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Facsimile signatures will be binding and effective as originals.

10.8          WAIVER, ETC. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

10.9          NO FIDUCIARY RELATIONSHIP. The Company hereby acknowledges and agrees: that (i) the Underwriters are acting solely as underwriters in connection with the Offering of the Company’s Securities; (ii) the sale and issuance of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Underwriters; (iii) in connection therewith and with the process leading to the Offering, the Underwriters are acting solely as a principal and not as an agent or fiduciary of the Company or its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the Offering of the Company’s Securities, either before or after the date hereof; (iv) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including any negotiations related to the pricing of the Securities; and (v) the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transaction, including but not limited to any opinions or views with respect to the price or market for the Company’s Securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

[Signatures follow on next page]

Very truly yours,

2020 CHINACAP ACQUIRCO, INC.

By:	/s/ G. George Lu
Name:	G. George Lu
Title:	President and CEO

Accepted on the date first above written.

MORGAN JOSEPH & CO. INC.,

individually and in its capacity as

Representative of the Underwriters

listed on Schedule I hereto.

By:	/s/ Tina Pappas
Name:	Tina Pappas
Title:	Managing Director

SCHEDULE I

2020 CHINACAP ACQUIRCO, INC.

7,500,000 Units

Underwriter --------------	Number of Firm Units to be Purchased -------------------

Morgan Joseph & Co. Inc.	5,750,000

GunnAllen Financial	750,000

Legend Merchant Group	250,000

Maxim Group LLC	750,000

EXHIBIT A

FORM OF TARGET BUSINESS LETTER

2020 ChinaCap Acquirco, Inc.

c/o Surfmax Corporation

221 Boston Post Road East

Marlborough, MA 01752

Gentlemen:

Reference is made to the Prospectus of 2020 ChinaCap Acquirco, Inc., a Delaware corporation (the “Company”) dated                     , 2007 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Account, initially in the amount of at least $                     for the benefit of the Public Stockholders and the underwriters of the Company’s initial public offering (the “Underwriters”) and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only: (i) to the Public Stockholders in the event of the redemption of their shares or the dissolution and liquidation of the Company or (ii) to the Company and the Underwriters after it consummates a Business Combination.

For, and in consideration of, the Company agreeing to evaluate the undersigned for purposes of consummating a Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (each, a “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reasons whatsoever.

Print Name of Target Business

Authorized Signature of Target Business

EXHIBIT B

FORM OF VENDOR LETTER

2020 ChinaCap Acquirco, Inc.

c/o Surfmax Corporation

221 Boston Post Road East

Marlborough, MA 01752

Gentlemen:

Reference is made to the Prospectus of 2020 ChinaCap Acquirco, Inc., a Delaware corporation (the “Company”) dated                     , 2007 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Account, initially in the amount of at least $                     for the benefit of the Public Stockholders and the underwriters of the Company’s initial public offering (the “Underwriters”) and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only: (i) to the Public Stockholder in the event of the redemption of their shares or the dissolution and liquidation of the Company or (ii) to the Company and the Underwriters after it consummates a Business Combination.

For, and in consideration of, the Company agreeing to use the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (each, a “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any services provided to the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Vendor

Authorized Signature of Vendor